Exhibit 10.1

Aspen Technology, Inc.

Executive Annual Incentive
Bonus Plan

FY14

For

“NAME”

I.                                    Purpose

The purpose of Aspen Technology’s (“Company”) Executive Annual Incentive Plan (the “Plan”) is to motivate and reward performance that results in the achievement of key Company objectives.  Awards made pursuant to this Plan are intended to constitute Performance Cash Awards under the 2010 Equity Incentive Plan.

II.                               Effective Date of Plan

The Plan operates on a fiscal year basis (“Plan Year”), and is effective from July 1, 2013 through June 30, 2014.

III.                          Eligibility

Eligibility is afforded to those employees:

A.                                     whose positions are determined by Aspen Technology to have significant impact on the operating results of the Company; and

B.                                    who have been employed by the Company for six months or more (pro-rated target awards for employment greater than six months and less than twelve months).

In FY14, the eligible positions include:

•                  CEO

•                  EVP, Field Operations

•                  EVP & CFO

•                  EVP, Products

•                  SVP, Marketing

•                  SVP, HR

•                  SVP, Corporate Strategy

•                  SVP & General Counsel

Eligibility for the Plan does not guarantee payment of an award.  Payment is dependent upon performance.  Further, eligibility does not guarantee continuation of employment.  If employment ends prior to the end of the performance period any payment eligibility is subject to the Executive Retention Agreement then in force. Should an Executive voluntarily resign after the completion of the performance period, he is eligible to receive the earned bonus in accordance with the Plan.

IV.                          Target Award

The Plan is based on the “Target Award” concept, which bases the award on the Company’s overall performance.  In order to achieve the Target Award amount, the Company must achieve 100% of its pre-established objectives by the end of the Plan Year. The actual award paid to the participant, if any, for a given Plan Year will be based on the Company’s overall performance, as adjusted for the overall level of bonus pool funding.

The Target Award for each position is the incentive award as defined when 100% of all Plan objectives are met and the Company attains the necessary level of performance to fund the bonus pool at 100%.

V.                               Components of Award

“Company Metric Performance” for Plan purposes is based on the accomplishment of one or more predetermined annual Company financial objectives, which will be selected each year based on their critical importance to the Company’s success.  Company Metric Performance for fiscal year 2014 will be measured based on the achievement of the FY14 Growth in Total License Contract Value “TLCV” and Cash Flow from Operations.

The following summarizes the weighting for the various incentive components for FY14.

FY14 Plan Components	Overall Bonus Weighting	On Target Metric
Growth in TLCV	50%	a dollar amount to be determined by the Board
Cash Flow from Operations	50%	a dollar amount to be determined by the Board

Company Metric Performance (Growth in TLCV & Cash Flow)

The achievement level will then correspond to a bonus plan funding/weighting percentage by individual metric according to the following table:

Actual Performance Achieved by Metric	Funding Level of Metric Based on Performance
< 70% of Target	0%
70% of Target	50%
80% of Target	70%
90% of Target	90%
100% of Target	100%

This Plan is capped at 100% funding.

The funding is based on a minimum achievement of 70% of the on target metric.  At 70% achievement, the plan funds at 50% target and will increase at a 2:1 ratio until 89% achievement.  Achievement between 90% and 100% will fund at a 1:1 ratio.  Each metric is measured and funded independently.

VI.                         Plan Funding Allocation and Achievement

For fiscal year 2014, Plan funding will be based on the attainment of specified levels of Growth in Total License Contract Value and Cash Flow from Operations.  Funding is contingent upon and proportional to the Company’s attainment of required levels (minimum 70% performance).  In FY14, there is the potential for a mid-year payment as well as a final year-end payment.  The mid-year payment is based on mid-year performance against the mid-year targets and will not exceed 25% of the annual bonus target.  The year-end payment is based on total annual performance against the annual performance targets less any payment received at mid-year.

The allocation of target bonus by metric/measurement for each measurement period is as follows:

Measurement	% of Annual Bonus
Growth in TLCV	50%
Cash Flow	50%

Should the mid-year bonus earned be less than the target of 25% of bonus potential, the unrealized difference (up to the 25% mid-year potential) can be made up at year-end based on annual achievement against annual goals.

VII.                       Bonus Calculation

A.                                  Bonus calculation takes into account three components:

•                  Growth in TLCV and corresponding funding percentage (Section V);

•                  Cash Flow from Operations and corresponding funding percentage (Section V); and

•                  Target Bonus ($) level (as defined in Appendix A).

B.                                   The bonus will be measured on a first half performance at mid-year and on an annual performance level at year end.

First Half (H1) Calculation (Maximum payout of 25% of annual bonus target)

Growth in TLCV

Annual Bonus Target	X	Metric Weighting 50%	X	Maximum Payout 25%	X	Mid –Year Funding Achievement %	=	H1 Growth in TLCV Bonus Payout

Cash Flow from Operations

Annual Bonus Target	X	Metric Weighting 50%	X	Maximum Payout 25%	X	Mid -Year Funding Achievement %	=	H1 Cash Flow Bonus Payout

Total H1 Bonus

H1 Growth in TLCV Bonus Payout		+				H1 Cash Flow Bonus Payout	=	Total H1 Bonus Payout

End of Year (YE) Calculation

Growth in TLCV

Annual Bonus Target	X	Metric Weighting 50%	X	Full Year Funding Achievement %	-	H1 Earned	=	YE Growth in TLCV Earned Bonus

Cash Flow from Operations

Annual Bonus Target	X	Metric Weighting 50%	X	Full Year Funding Achievement %	-	H1 Earned	=	YE Cash Flow Earned Bonus

YE Bonus Funding

Growth in TLCV Earned	+	YE Cash Flow Earned			= Total YE Bonus Payout

Illustration

The following illustrations demonstrate sample calculations for determining potential bonus payments using an annual bonus potential of $100,000.

H1 Bonus Calculation

Category	Metric Weighting	Annual Bonus Target	Maximum Payout %	H1 Target Award	Mid-Year Funding Achievement %	H1 Bonus Payout
Growth in TLCV	50%	$50,000	25%	$12,500	90%	$11,250
Cash Flow	50%	$50,000	25%	$12,500	70%	$8,750
H1 Total						$20,000

End of Year Calculation

Category	Metric Weighting	Annual Bonus Target	Full Year Funding Achievement %	Full Year Bonus Achievement	Minus H1 Payout	YE Bonus Payout
Growth in TLCV	50%	$50,000	80%	$40,000	$11,250	$28,750
Cash Flow	50%	$50,000	100%	$50,000	$8,750	$41,250
H2 Total						$70,000
H1 Total						$20,000
Full Year Total						$90,000
% of Annual Bonus Target						90.00%

Note: All Actual Plan awards will be adjusted up/down based on Company bonus pool funding levels.

VIII. Discretionary Variation

In addition to awards based on the performance metrics established herein and notwithstanding any limitations (including caps) set forth elsewhere herein, the Compensation Committee of the Board of Directors may make discretionary awards to eligible employees in such amounts as the Committee determines are appropriate and in the best interests of the Company.

In addition, the CEO (in the case of his direct reports) and the Compensation Committee (in the case of the CEO) may reduce any award otherwise payable hereunder by up to 10 percent in his or its discretion to any of said direct reports or to the CEO, as the case may be.

IX.            Administration

Administration of this Plan will be the responsibility of the CEO and the Compensation Committee of the Board of Directors. Any interpretation of the terms, conditions, goals, or payments from this Plan required because of a dispute will be made by the CEO and the Compensation Committee in the case of a dispute relating to employees other than the CEO, and by the Compensation Committee in the case of a dispute relating to the CEO.

If any term or condition of this Plan is found to contravene applicable law, that term or condition will be interpreted such that it comports with applicable law to the extent possible.

Eligibility and participation in this Plan in no way implies or reflects any guarantee or contract of employment, except as may be provided by applicable law.  The Company reserves the right to amend, modify, or terminate this Plan and the procedures set forth herein at any time.  Any change to the terms of the Plan will be communicated to participants in advance of the effective date of such change, and will be subject to acceptance by the affected participant.

Appendix A

Employee’s Name:	Manager’s Name: Mark Fusco	Organization:	Date Prepared:

FY14 Compensation	Base Salary: $	Bonus Target: $	OTE: $

Employee Signature :	Date:

CEO Signature :	Date: